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                                                                EXHIBIT 99(d)(3)



                                                          June 28th, 2000.


VIA FAX - (514) 282-2624

HARD COPY VIA COURIER TO KINGSEY FALLS


Mr. Robert F. Hall
Vice-President Legal Affairs and
    Corporate Secretary
CASCADES INC.
404 Marie Victorin Street
P.O. Box 30
Kingsey Falls, Quebec
J0A 1B0


            Re:   Confidential Disclosure and Standstill Agreement
                  ------------------------------------------------

Dear Sirs:

      Cascades Inc. or any of its affiliates (collectively "Recipient") and Wyant Corporation ("Wyant") are considering entering into discussions concerning a possible strategic transaction between them. As a condition to Wyant agreeing to furnish the Evaluation Material (as defined hereinafter) to Recipient, Recipient shall agree, as set forth below, to treat confidentially all information Wyant or its representatives furnish to Recipient or its representatives (which term shall include its directors, officers, employees, accountants, lawyers, agents and advisors), whether furnished before or after the date of this Agreement and whether furnished in writing, orally or by means of inspection (such information being collectively referred to herein as the "Evaluation Material").

      1.    The term "Evaluation Material" does not include any information that
(i) at the time of disclosure or thereafter is or becomes generally available to the public other than as a result of a wrongful disclosure by Recipient or its representatives, or (ii) is already in Recipient's or its representatives' possession or becomes available to Recipient or its representatives on a non-confidential basis from a source other than Wyant, its representatives or its agents, provided that such source is not bound by a confidentiality agreement with Wyant, its representatives or its agents or otherwise prohibited from transmitting the information to Recipient or its representatives by a contractual, legal or fiduciary obligation, or (iii) was independently acquired or developed by Recipient without violation of any of its obligations under this Agreement.

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      2.    Recipient hereby agrees that the Evaluation Material will be used by it solely for the purpose of evaluating a possible transaction between Wyant and Recipient (the "Proposed Transaction") and will be kept confidential; provided, however, that (i) any of such information may be disclosed to its representatives who need to know such information for the purpose of evaluating any such Proposed Transaction (it being understood that such representatives shall be informed by Recipient of the confidential nature of such information and shall be directed by Recipient, and shall have agreed, to treat such information confidentially and to be bound by the terms of this Agreement and that Recipient shall be responsible for any disclosures by its representatives), or (ii) any such information may be disclosed if Wyant consents in writing prior to such disclosure.

      3. In addition, neither party will, directly or indirectly, disclose to any person (i) the fact that any investigation, discussions or negotiations are taking or have taken place concerning a possible transaction between Wyant and Recipient, (ii) that Recipient has requested or received Evaluation Material, or
(iii) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, governmental agency or body, group, partnership, or other entity or individual.

      4. In the event that Recipient or its representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, court order, civil investigative demand or similar process) to disclose all or any part of the information contained in the Evaluation Material (or to disclose that any investigation, discussions or negotiations are taking or have taken place concerning a possible transaction), Recipient agrees to immediately notify Wyant of the existence, terms and circumstances surrounding such a request so that Wyant may seek an appropriate protective order and/or waive Recipient's compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained or Wyant waives compliance with the relevant provisions of this Agreement, Recipient (or such other persons to whom such request is directed) will furnish only that portion of the Evaluation Material which, in the written opinion of its counsel, is legally required to be disclosed and, upon Wyant's request, use its commercially reasonable best efforts to obtain assurances that confidential treatment will be accorded to such information. The Recipient will cooperate with Wyant if it decides to seek a protective order, confidential treatment or other similar remedy.

      5. Unless otherwise agreed to by Wyant in writing, all (i) communications regarding any possible transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed exclusively to Wyant as designated contact for such purposes.

      6. If Recipient decides not to participate in the Proposed Transaction, it shall promptly notify Wyant, in writing, of such decision. All Evaluation Material in tangible form (whether in written form, electronically stored or otherwise) provided by Wyant or its



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representatives will be returned by the Recipient to Wyant immediately upon request, or in the event Recipient decides not to proceed with the Proposed Transaction, without retention of any copies, extracts or other reproductions in whole or in part in any form, including but not limited to paper or electronic media, of such written material thereof. All other Evaluation Material in tangible form, including analyses, compilations, studies, personal notes, or other documents (whether in written form, electronically stored or otherwise) prepared by the Recipient or any of its representatives, and any Evaluation Material not so requested and returned, will be destroyed, with such destruction to be confirmed in writing to Wyant by an authorized officer supervising such destruction. Except as otherwise provided in this Agreement, any retained Evaluation Material (whether in written form, electronically stored or otherwise) will continue to be subject to this Agreement.

      7. It is further understood and agreed by Recipient that no failure or delay by Wyant in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      8. Recipient hereby agrees that Wyant will not be obligated to pay any fees to any advisors, brokers, finders, or other parties claiming to represent Recipient in the Proposed Transaction.

      9. This Agreement does not constitute or create any obligation of Wyant to provide any Evaluation Material or other information to the Recipient, but merely defines the rights, duties and obligations of the parties with respect to the Evaluation Material to the extent it may be disclosed or made available. Under no circumstances is Wyant obligated to disclose or make available any information, including any Evaluation Material, that Wyant in its sole discretion determines not to disclose. Recipient understands and acknowledges that neither Wyant nor its shareholders, directors, officers, employees, agents or representatives have made or make any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any information contained therein. Recipient also agrees, to the fullest extent permitted by law, that neither Wyant nor its shareholders, directors, officers, employees, agents, or representatives shall have any liability to Recipient, its representatives or any other person on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise) resulting from the parties participation in evaluating a possible transaction, the review by Recipient of Wyant, or the use or content of the Evaluation Material. Recipient agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material. Recipient understands and agrees that no contract or agreement providing for a transaction shall be deemed to exist unless and until a definitive agreement providing for a transaction has been executed and delivered, and Recipient hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with a transaction unless and until the parties have entered into a definitive agreement, provided however, that the foregoing shall not be deemed to constitute a waiver by either party of any claims for breach of any provisions of this Agreement.


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      10.   Recipient hereby acknowledges that it is aware, and that it will advise its representatives, that United States securities laws prohibit any person who has received from an issuer material, non-public information, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Recipient agrees that it will not use or permit any third party to use, and that it will use reasonable efforts to assure that none of its representatives will use or permit any third party to use, any Evaluation Material in contravention of the United States securities laws, including, but not limited to the Securities Exchange Act of 1934, as amended or any rules and regulations promulgated thereunder.

      11. In consideration of the Evaluation Material being furnished to Recipient, Recipient hereby agrees that, for a period of two years from the date hereof, neither Recipient nor any of its representatives or affiliates will directly or indirectly solicit or direct anyone else to solicit any officers or employees of Wyant or its subsidiaries (i) to terminate his or her employment or other relationship with Wyant or its subsidiaries; or (ii) to seek or accept employment or other affiliation with Recipient or its representatives, subsidiaries or affiliates without obtaining the prior written consent of Wyant. Recipient will not be prohibited from employing any officer or management employee of Wyant who contacts Recipient as a result of Recipient conducting generalized solicitations for employment. For the purposes hereof, "officers or employees" include any former officer or employee of Wyant for a period of six months following his or her ceasing to be an officer or employee of Wyant.

      12. Recipient hereby agrees that it will not use the Evaluation Material in any way directly or indirectly detrimental to Wyant, its affiliates or the Proposed Transaction. In particular, Recipient agrees that for a period of two years from the date of the signing of this Agreement, Recipient and its affiliates will not knowingly, as a result of knowledge or information obtained from the Evaluation Material or otherwise in connection with the Proposed Transaction, divert or attempt to divert any business or customer of Wyant or any of its affiliates.

      13. Recipient further agrees that, for a period of one year from the date of this Agreement, Recipient shall not, and shall cause its representatives and affiliates, other than its financial advisor (acting for its own account), unless such shall have been specifically agreed to in writing by the Board of Directors of Wyant, not to, in any manner, directly or indirectly, (a) effect or seek, offer or propose to effect, participate in or cause (i) any take-over bid, tender or exchange offer, merger, consolidation or other business combination involving Wyant or any of its subsidiaries; (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Wyant or any of its subsidiaries; (iii) any "solicitation" of proxies or consents to vote any voting securities of Wyant or attempt to advise or influence the conduct of the shareholders of Wyant; or (iv) any acquisition of any securities (or beneficial ownership thereof) or assets of Wyant or any of its subsidiaries, (b) demand a copy of the stock ledger list of stockholders, or any other books and records of Wyant or any of its subsidiaries, (c) act jointly or in concert with any person in order to propose or effect any transaction, activity or matter of the type set forth in (a) above, (d) form, join or in any way participate in a "group" (as


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defined under the Securities Exchange Act of 1934), (e) take any action which might force Wyant to make a public announcement regarding any of the types of matters set forth in (a) above, (f) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Wyant, or (g) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding any restrictions in this paragraph 13 to the contrary, Recipient may enter into discussions with or make an acquisition proposal to James Wyant provided that prior to the purchase by Recipient of any shares in which James Wyant has a beneficial interest, Recipient shall make an offer to all other shareholders of Wyant to purchase their shares at terms no less favorable than those being offered to Mr. Wyant.

      14. It is further understood and agreed by Recipient that money damages would not be sufficient remedy for any breach of this Agreement by Recipient or its representatives or agents and that Wyant shall be entitled to injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available to Wyant. Recipient further agrees to waive, and to use its best efforts to cause its representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Recipient will be responsible for and will indemnify and hold harmless Wyant from any damage, loss, cost or liability (including, but not limited to reasonable attorney's fees and the costs of enforcing such obligations under this indemnity) arising out of or resulting from any breach by Recipient or its representatives of its obligations hereunder. In the event of litigation relating to this Agreement, the unsuccessful party to such litigation shall be liable and pay to the prevailing party the reasonable legal fees incurred by the prevailing party in connection with such litigation including any appeal therefrom. Recipient hereby agrees to be responsible for any breach of this Agreement by its representatives.

      15. Wyant and Recipient each agree that unless and until a definitive agreement between Wyant and Recipient with respect to any Proposed Transaction has been executed and delivered, neither Wyant nor Recipient will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction except for the matters specifically agreed to in this Agreement. The agreements set forth herein may be modified or waived only by a separate writing between Wyant and Recipient expressly so modifying or waiving such agreements. Wyant reserves the right, in its sole discretion and without any prior notice to Recipient, to reject any and all proposals which may be made by or on behalf of Recipient and to suspend or to terminate discussions or negotiations at any time and for any reason. Wyant and its representatives shall not have any liability to Recipient on account of any such termination.

      16. If any term or provision of this Agreement or any application thereof to any circumstances, shall, to any extent and for any reason, be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby and shall be


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construed as if such invalid or unenforceable provision had never been contained herein and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, which will constitute our mutual agreement with respect to the matters set forth herein.


                                    Wyant Corporation

                                    By:   /s/ Donald C. MacMartin
                                       _______________________________________
                                          Donald C. MacMartin
                                          Chairman and Chief Executive Officer



Confirmed and agreed to as of the date written above:

Cascades Inc.

By: /s/ Laurent Lemaire
   ________________________________
Name:  Laurent Lemaire
Title: President and
       Chief Executive Officer


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